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                                                                EXHIBIT 10.5

                            ASSET PURCHASE AGREEMENT


      THIS ASSET PURCHASE AGREEMENT (the "AGREEMENT") is made and entered into as of this 5th day of June, 2002, by and between RDR Group, a California corporation (or such affiliated entity formed for the purpose of consummating the transactions contemplated hereby) (the "BUYER"), on the one hand, and Sweet Factory Group, Inc., a Delaware corporation, Sweet Factory, Inc., a Delaware corporation, SF Candy Company, a Delaware corporation and SF Properties, Inc., a Delaware corporation, and Debtors and Debtors-In-Possession (collectively, the "SELLER") under Case No. 01-11311 (RAB) (the "CASE") in the United States Bankruptcy Court, for the District of Delaware (the "BANKRUPTCY COURT").

RECITALS

      A. Seller is a company engaged in the business of selling bulk candy and confectionery products through retail outlets across the United States, through a self-service or "pick and mix" format (such business operated at such retail locations is collectively referred to herein as the "BUSINESS").

      B. Seller wishes to sell to Buyer the assets identified herein and used in connection with the Business at the price and on the other terms and conditions specified in detail below and Buyer wishes to so purchase and acquire such assets from Seller.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

      1.    TRANSFER OF ASSETS

            1.1 PURCHASE AND SALE OF ASSETS. On the Closing Date, as hereinafter defined, in consideration of the covenants, representations and obligations of Buyer hereunder, and subject to the conditions hereinafter set forth, to the extent of their respective interests (if any) therein, each of the entities comprising Seller shall sell, assign, transfer, convey and deliver to Buyer, and Buyer shall purchase from Seller, the following assets, which comprise all of the assets necessary for the operation of the Business as presently being conducted by the Seller, wherever located, whether or not identified or disclosed on Seller's books and records (collectively, the "PROPERTY"):

                  1.1.1 LEASES AND CONTRACTS. All of Seller's right, title and interest in: (i) to the extent permitted by applicable law, all rights as lessee under those real property leases for up to ninety-three (93) retail locations of Seller in the United States [and two (2) retail carts] (the "FACILITIES"), more particularly described on EXHIBIT "A-1" and incorporated herein by this reference (collectively, the "REAL PROPERTY LEASES"); (ii) to the extent permitted by applicable law, all rights as lessee under those equipment, personal property and intangible property leases, rental agreements, licenses (including software licenses), contracts, agreements and similar arrangements as more particularly described on EXHIBIT "A-2" hereto and incorporated herein by this reference (collectively, the "OTHER LEASES"); and (iii) all rights as a party to those other contracts, leases, orders, purchase orders, licenses, contracts, agreements and similar arrangements described on EXHIBIT "A-3" (collectively, the "OTHER CONTRACTS" and together with the Other Leases, the "OTHER LEASES AND CONTRACTS").

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                  1.1.2 IMPROVEMENTS. All improvements, and all appurtenances to such improvements located on the real property occupied by Seller under the Real Property Leases (the "LEASED REAL PROPERTY"), including, without limitation, buildings, outside storage areas, driveways, walkways and parking areas, but in all events only to the extent of Seller's interest, if any, in the same (collectively, the "IMPROVEMENTS").

                  1.1.3 PERSONAL PROPERTY. All of those items of equipment and tangible personal property owned by Seller, wherever located, and listed in EXHIBIT "B" attached to this Agreement and incorporated herein by this reference (collectively, the "PERSONAL PROPERTY"). As used in this Agreement, the Personal Property shall not include the Inventory (as defined in Section 1.1.5 below). The Personal Property shall also expressly exclude any equipment or other tangible property held by the Seller pursuant to a lease, rental agreement, contract, license or similar arrangement (a "CONTRACT") where Buyer does not assume the underlying Contract relating to such personal property at the Closing.

                  1.1.4 INTANGIBLE PROPERTY. All intangible personal property owned or held by Seller and used exclusively in connection with the Business, but in all cases only to the extent of Seller's interest and only to the extent transferable, together with all books, records and like items pertaining to the Business, including, without limitation, the name "SWEET FACTORY", the domain name "SWEETFACTORY.COM", the goodwill of the Business, personnel files for all employees to be hired by Buyer, trademarks, trade names, service marks, all plans and specifications for the Improvements, all appraisals, engineering, soils, pest control, and other reports relating to the Leased Real Property (if any), and other databases, accounting books and records (including those related to retail locations closed during the past three (3) years), correspondence with present or prospective customers and suppliers, advertising materials, software programs, and telephone exchange numbers identified with the Business (collectively, the "INTANGIBLE PROPERTY"). As used in this Agreement, Intangible Property shall in all events exclude, (i) employee medical records, documents pertaining to insurance benefits received and claims filed by employees and any other information or materials contained in an employee's personnel file, the disclosure of which is prohibited by applicable law, and any other materials which are subject to attorney-client or any other privilege, and (ii) any software or other item of intangible property held by the Seller pursuant to a license or other Contract that cannot as a matter of law be assumed and assigned to Buyer.

                  1.1.5 INVENTORY. All inventory owned by Seller (collectively, the "INVENTORY") which, as to that portion of Seller's Inventory including only bulk candy and confectionary products, but expressly excluding miscellaneous office supplies, signs, small plastic bags provided to Seller's retail customers, and similar supplies (the "BULK CANDY INVENTORY") shall have a book value at Seller's cost of not less than $1,700,000.00 (the "INVENTORY BASE"). For purposes of determining the value of the Bulk Candy Inventory, the parties agree that Seller shall perform a physical inventory thereof, as of June 30, 2002, to be performed in the ordinary course of Seller's business and consistent with Seller's past practice, which shall be observed and verified by Buyer's representative(s). Five (5) days prior to Closing, Seller shall prepare and deliver to Buyer an officer's certificate of Seller setting forth Seller's valuation of the Bulk Candy Inventory, as determined pursuant to this Section
1.1.5 (the "INVENTORY VALUATION"). Unless objected to by Buyer prior to the Closing, such determination shall be conclusive and binding upon the parties hereto for purposes of calculating any adjustment to the Cash Purchase Price payable at Closing as more specifically provided in Section 2.3 below.


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            1.2 EXCLUDED ASSETS. Notwithstanding anything to the contrary in this Agreement, the Property shall be limited to the items identified or described in Section 1.1 above and shall in any event exclude all of the following (collectively, the "EXCLUDED ASSETS"): (a) those items excluded pursuant to the provisions of Section 1.1.4 above; (b) all cash or cash equivalents, other than petty cash (the "PETTY CASH") on-hand at each Facility on the Closing Date (as defined in Section 3.2 below); (c) all preference or avoidance claims and actions of the Seller, including, without limitation, any such claims and actions arising under Sections 544, 547, 548, 549, and 550 of the United States Bankruptcy Code; (d) the Seller's rights under this Agreement and all cash and non-cash consideration payable or deliverable to the Seller pursuant to the terms and provisions hereof; (e) insurance proceeds, claims and causes of action with respect to or arising in connection with (i) any Contract which is not assigned to Buyer at the Closing, or (ii) any item of tangible or intangible property not acquired by Buyer at the Closing; (f) any Real Property Lease, Other Lease, or Other Contract to which Seller is a party which is not listed or described on EXHIBIT "A-1," EXHIBIT "A-2," or EXHIBIT "A-3."; (g) instruments, receivables, accounts receivable and unbilled costs and fees, and all causes of action relating or pertaining thereto (collectively the "RECEIVABLES"); and (h) any refunds from tax authorities with regards to tax periods prior to the Closing Date.

            1.3 INSTRUMENTS OF TRANSFER. The sale, assignment, transfer, conveyance and delivery of the Property to Buyer shall be made by assignments, bill of sale, and other instruments of assignment, transfer and conveyance provided for in Section 3 below and such other instruments as may reasonably be requested by Buyer, or otherwise required in order to consummate the transactions contemplated hereby, to transfer, convey, assign and deliver the Property to Buyer, but in all events only to the extent that the same do not impose any monetary obligations upon Seller or in any other material respect increase in any material way the burdens imposed by the other provisions of this Agreement upon Seller.

      2. CONSIDERATION/BUYER'S OBLIGATIONS. As full and complete consideration for the Property, the Buyer agrees to pay to the Seller the Cash Purchase Price (determined and payable in accordance with Section 2.1 below) and to assume the Assumed Liabilities (defined in Section 2.2 below).

            2.1 CASH PURCHASE PRICE.

                  (a) Subject to adjustment as provided in Section 2.3 below, the cash consideration to be paid by Buyer to Seller for the Property (the "CASH PURCHASE PRICE") shall be Four Million Five Hundred Thousand ($4,500,000).

                  (b)   The Cash Purchase Price shall be paid as follows:

                        (i) Seller acknowledges receipt on May 21, 2002 of a cashier's check in the amount of Five Hundred Thousand Dollars ($500,000), which is being held in a segregated trust account by Seller's counsel (the "DEPOSIT"), and which will be credited towards the Cash Purchase Price. The Deposit is refundable only in the event of: (i) Seller's material default, or
(ii) failure to obtain Bankruptcy Court approval of Buyer as the successful bidder for the Property consistent with the terms of this Agreement. The Deposit shall be returned to the Buyer within 48 hours of becoming refundable pursuant to the foregoing provision.


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                        (ii)  The balance of the Cash Purchase Price,
subject to adjustment in accordance with Section 2.3 below, will be due and payable in cash on the Closing Date.

            2.2 ASSUMED LIABILITIES. Buyer shall, effective as of the Closing Date, assume all of the Seller's liabilities and obligations: (i) under the Real Property Leases, and the Other Leases and Contracts arising or incurred on and after the Closing Date, (ii) arising or incurred in connection with the use and operation of the Property and/or the Business from and after the Closing Date,
(iii) comprising the accounts payable and accrued liabilities of Seller as of the Closing Date, incurred or arising in connection with the Business, as set forth on SCHEDULE 2.2(III) attached hereto and incorporated herein by this reference; and (iv) relating to pre-petition cure amounts with respect to Real Property Leases and Other Leases and Contracts (collectively, the "CURE AMOUNTS") in excess of $250,000 ("EXCESS CURE AMOUNTS"). Seller shall be responsible for the payment of the Cure Amounts up to $250,000, required to be paid to non-debtor parties in order for the assumption and assignment of the Real Property Leases and Other Leases and Contracts pursuant Section 365 of the Bankruptcy Code. In addition, provided the Cash Purchase Price has not increased beyond $4,500,000, and provided further that Seller has contributed at least the first $100,000.00 to such payments, Buyer shall pay up to $243,000.00 with respect to severance payments to be paid by Buyer to certain of its employees whose employment is terminated as a result of the transaction contemplated by this Agreement.

            2.2 ADJUSTMENTS TO CASH PURCHASE PRICE. At the Closing, the Cash Purchase Price shall be:

                  2.2.1 Reduced by the amount of any Excess Cure Amounts; and

                  2.2.2 (i) In the event that the Inventory Valuation is less than the Inventory Base, reduced by an amount equal to the difference between the Inventory Base and the Inventory Valuation, or (ii) in the event that the Inventory Valuation is greater than the Inventory Base, increased by an amount equal to fifty percent (50%) of difference between the Inventory Base the Inventory Valuation, up to a maximum increase of One Hundred Fifty Thousand Dollars ($150,000).

            2.3 BUYER OBLIGATION. Buyer shall be obligated to demonstrate to the Bankruptcy Court "adequate assurance of future performance" (within the meaning of section 365(f)(2) of the Bankruptcy Code) by Buyer as a condition to the assignment to and the assumption by Buyer of the Real Property Leases and Other Contracts and Leases.

      3.    CLOSING TRANSACTIONS.

            3.1 CLOSING CONFERENCE. The Closing of the transactions provided for herein (the "CLOSING") shall take place at the offices of Seller's counsel, Pachulski, Stang, Ziehl, Young & Jones, PC, 10100 Santa Monica Boulevard, Suite 1100, California 90067.

            3.2 CLOSING DATE. The Closing shall be held on the date (the "CLOSING DATE") which is the later of eleven (11) days after entry of the Sale Orders (as defined in Section 8.1 below), or July 30, 2002 (the "OUTSIDE DATE"). In the event the conditions to Closing have not been satisfied or waived by the Outside Date, then any party who is not in default hereunder may terminate this Agreement. Alternatively, the parties may mutually agree to an extended Closing Date. Until this Agreement is either terminated or the parties have agreed upon an extended Closing Date, the parties shall


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diligently continue to work to satisfy all conditions to Closing and the transaction contemplated herein shall close as soon as such conditions are satisfied or waived.

            3.3 SELLER'S DELIVERIES TO BUYER AT CLOSING. On the Closing Date, Seller shall make the following deliveries to Buyer:

                  3.3.1 An Assignment and Assumption of Leases and Contracts substantially in the form and content attached as EXHIBIT "C" hereto, duly executed by Seller, pursuant to which Seller assigns the Real Property Leases and Other Contracts and Leases (the "ASSIGNMENT OF LEASES AND CONTRACTS").

                  3.3.2 A bill of sale, duly executed by Seller, in the form and on the terms of the bill of sale attached hereto as EXHIBIT "D," pursuant to which Seller transfers the Personal Property, and the Inventory to Buyer (the "BILL OF SALE").

                  3.3.3 A counterpart assignment of intangible property, duly executed by Seller, in the form and content of the assignment of intangible property attached as EXHIBIT "E," hereto, pursuant to which Seller assigns to Buyer its interest, if any, in and to the Intangible Property to Buyer (the "ASSIGNMENT OF INTANGIBLE PROPERTY").

                  3.3.4 Any such other documents (including all documents comprising Intellectual Property not previously provided to Buyer), funds or other things reasonably contemplated by this Agreement to be delivered by Seller to Buyer at the Closing.

            3.4 BUYER'S DELIVERIES TO SELLER AT CLOSING. On the Closing Date, Buyer shall make or cause the following deliveries to Seller:

                  3.4.1 The balance of the Cash Purchase Price to be delivered in good funds by Buyer directly to Seller at the Closing as set forth in Section 2.1(b)(iii) above.

                  3.4.2 A counterpart of the Assignment of Leases and Contracts, duly executed by Buyer.

                  3.4.3 A counterpart of the Assignment of Intangible Property, duly executed by Buyer.

                  3.4.4 Any such other documents, funds or other things reasonably contemplated by this Agreement to be delivered by Buyer to Seller at the Closing.

            3.5 PRORATIONS. Rent, current taxes, prepaid advertising and other items of expense (including, without limitation, any prepaid insurance under the Real Property Leases or Other Leases and Contracts, or any of them) and income relating to or attributable to the Business and/or the Property shall be prorated between Seller and Buyer as of the Closing Date as set forth herein. All liabilities and obligations due in respect of periods prior to or as of the Closing Date shall be paid in full or otherwise satisfied by Seller (except as otherwise provided for in this Agreement), and all liabilities and obligations due in respect of periods after the Closing Date shall be paid in full or otherwise satisfied by Buyer. Rent shall be prorated on the basis of a thirty
(30) day month. Set forth on SCHEDULE 3.2, such may be amended by the parties hereto from time to time prior to the Closing


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Date, is a list of all security or similar deposits with the landlords or other contracting parties under the Real Property Leases and the Other Leases and Contracts and the amount of any other deposits made by Seller relating to the property to which the Other Leases and Contracts relate (collectively, the "SECURITY DEPOSITS"). Buyer shall pay to Seller in cash on the Closing Date the amount of the Security Deposits and an amount equal to the Petty Cash.

            3.6 SALES, USE AND OTHER TAXES. Except as provided in the Sale Orders, any sales, purchases, transfer, stamp, documentary stamp, use or similar taxes under the laws of the states in which any portion of the Property is located, or any subdivision of any such state, which may be payable by reason of the sale of the Property under this Agreement or the transactions contemplated herein shall be borne and timely paid by Buyer.

            3.7 POSSESSION. Right to possession of the Property shall transfer to Buyer on the Closing Date. Seller shall transfer and deliver to Buyer on the Closing Date such keys, locks and safe combinations and other similar items as Buyer may reasonably require to obtain occupation and control of the Property, and shall also make available to Buyer at their then existing locations the originals of all documents in Seller's possession that are required to be transferred to Buyer by this Agreement.

      4.    CONDITIONS PRECEDENT TO CLOSING.

            4.1 CONDITIONS TO SELLER'S OBLIGATIONS. Seller's obligation to make the deliveries required of Seller at the Closing Date shall be subject to the satisfaction or waiver by Seller of each of the following conditions.

                  4.1.1 All of the representations and warranties of Buyer contained herein shall continue to be true and correct at the Closing in all material respects.

                  4.1.2 Buyer shall have executed and delivered to Seller the Assignment of Leases.

                  4.1.3 Buyer shall have delivered, or shall be prepared to deliver at the Closing, all cash and other documents required of Buyer to be delivered at the Closing, including without limitation the balance of the Cash Purchase Price in good funds.

                  4.1.4 Buyer shall have delivered to Seller appropriate evidence of all necessary corporate action by Buyer in connection with the transactions contemplated hereby, including, without limitation: (i) certified copies of resolutions duly adopted by Buyer's board of directors approving the transactions contemplated by this Agreement and authorizing the execution, delivery, and performance by Buyer of this Agreement; and (ii) a certificate as to the incumbency of officers of Buyer executing this Agreement and any instrument or other document delivered in connection with the transactions contemplated by this Agreement.

                  4.1.5 The Bankruptcy Court shall have entered the Sale Orders in accordance with 8.1 below and the Sale Orders shall not have been stayed as of the Closing Date.

                  4.1.6 Buyer shall have executed and delivered to Archibald Candy Corporation ("ACC") a license or other agreement (the "License") granting to ACC and its successors


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and assigns the right to use the Sweet Factory trade name, trade dress and other incidental rights and privileges at the eleven (11) locations currently operated by ACC (as set forth on SCHEDULE 4.1.6 attached hereto) as Fannie May or Fanny Farmer and Sweet Factory combination stores, for the remaining, current paid term of the Seller's existing license to use such trade name, trade dress and other incidental rights and privileges.

            4.2 CONDITIONS TO BUYER'S OBLIGATIONS. Buyer's obligation to make the deliveries required of Buyer at the Closing shall be subject to the satisfaction or waiver by Buyer of each of the following conditions:

                  4.2.1 Seller shall have executed and be prepared to deliver to Buyer the Assignment of Leases and Contracts; the Bill of Sale; and the Assignment of Intangible Property.

                  4.2.2 Seller shall have delivered, or shall be prepared to deliver at the Closing, all other documents required of Seller to be delivered at the Closing.

                  4.2.3 The Bankruptcy Court shall have entered the Bidding Procedures Order (as defined in and in accordance with Section 8.1 below) and the Bidding Procedures Order shall not have been stayed as of the Closing Date.

                  4.2.4 The Bankruptcy Court shall have entered the Sale Orders in accordance with Section 8.1 below and the Sale Orders shall not have been stayed as of the Closing Date.

            4.3 TERMINATION. If any of the above conditions is neither satisfied nor waived on or before the date by which the condition is required to be satisfied, a party who is not then in default hereunder may terminate this Agreement by delivering to the other written notice of termination. Any waiver of a condition shall be effective only if such waiver is stated in writing and signed by the waiving party; provided, however, that the consent of a party to the Closing shall constitute a waiver by such party of any conditions to Closing not satisfied as of the Closing Date.

      5. SELLER'S REPRESENTATIONS AND WARRANTIES. Seller hereby makes the following representations and warranties to Buyer:

            5.1 VALIDITY OF AGREEMENT. Upon obtaining the Sale Orders this Agreement shall constitute the valid and binding obligation of Seller enforceable in accordance with its terms.

            5.2 ORGANIZATION, STANDING AND POWER. Subject to the applicable provisions of bankruptcy law, Seller has all requisite corporate power and authority to own, lease and operate its properties, to carry on its business as now being conducted and, subject to the Seller's obtaining the Sale Orders to execute, deliver and perform this Agreement and all writings relating hereto.

            5.3 AUTHORIZATION OF SELLER. Upon obtaining the Sale Orders, the execution and delivery of this Agreement, the consummation of the transactions herein contemplated, and the performance of, fulfillment of and compliance with the terms and conditions hereof by Seller do not and will not: (i) conflict with or result in a breach of the articles of incorporation or the by-laws of Seller;
(ii) violate any statute, law, rule or regulation, or any order, writ, injunction or decree of any court or governmental authority; or (iii) violate or conflict with or constitute a default under any


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agreement, instrument or writing of any nature to which Seller is a party or by which Seller or its assets or properties may be bound.

      6. BUYER'S WARRANTIES AND REPRESENTATIONS. In addition to the representations and warranties contained elsewhere in this Agreement, Buyer hereby makes the following representations and warranties to Seller:

            6.1 VALIDITY OF AGREEMENT. All action on the part of Buyer necessary for the authorization, execution, delivery and performance of this Agreement by Buyer, including, but not limited to, the performance of Buyer's obligations hereunder, has been taken. This Agreement, when executed and delivered by Buyer, shall constitute the valid and binding obligation of Buyer enforceable in accordance with its terms.

            6.2 ORGANIZATION, STANDING AND POWER. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of California. Buyer has all requisite corporate power and authority to own, lease and operate its properties, to carry on its business as now being conducted and to execute, deliver and perform this Agreement and all writings relating hereto.

            6.3 AUTHORIZATION OF BUYER. The execution, delivery and performance of this Agreement and all writings relating hereto by Buyer have been duly and validly authorized. The execution and delivery of this Agreement, the consummation of the transactions herein contemplated, and the performance of, fulfillment of and compliance with the terms and conditions hereof by Buyer do not and will not: (i) conflict with or result in a breach of the articles of incorporation or by-laws of Buyer; (ii) violate any statute, law, rule or regulation, or any order, writ, injunction or decree of any court or governmental authority; or (iii) violate or conflict with or constitute a default under any agreement, instrument or writing of any nature to which Buyer is a party or by which Buyer or its assets or properties may be bound.

      7.    ACKNOWLEDGEMENT; INDEMNITY AND RELEASE.

            7.1 "AS IS" TRANSACTION. BUYER HEREBY ACKNOWLEDGES AND AGREES THAT SELLER MAKES NO REPRESENTATIONS OR WARRANTIES WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO ANY MATTER RELATING TO THE PROPERTY (INCLUDING, WITHOUT LIMITATION, INCOME TO BE DERIVED OR EXPENSES TO BE INCURRED IN CONNECTION WITH THE PROPERTY, THE PHYSICAL CONDITION OF ANY PERSONAL PROPERTY COMPRISING A PART OF THE PROPERTY OR WHICH IS THE SUBJECT OF ANY OTHER LEASE OR CONTRACT TO BE ASSUMED BY BUYER AT THE CLOSING, THE ENVIRONMENTAL CONDITION OR OTHER MATTER RELATING TO THE PHYSICAL CONDITION OF THE LEASED REAL PROPERTY, OR IMPROVEMENTS AT THE CLOSING OR ANY OTHER REAL PROPERTY OR IMPROVEMENTS COMPRISING A PART OF THE PROPERTY, THE ZONING OF ANY SUCH REAL PROPERTY OR IMPROVEMENTS, THE VALUE OF THE PROPERTY (OR ANY PORTION THEREOF), THE TRANSFERABILITY OF PROPERTY, THE TERMS, AMOUNT, VALIDITY, COLLECTIBILITY OR ENFORCEABILITY OF ANY ASSUMED LIABILITIES OR REAL PROPERTY LEASE OR OTHER LEASE OR CONTRACT, THE TITLE OF THE PROPERTY (OR ANY PORTION THEREOF), THE MERCHANTABILITY OR FITNESS OF THE PERSONAL PROPERTY OR ANY OTHER PORTION OF THE PROPERTY FOR ANY PARTICULAR PURPOSE, OR ANY OTHER MATTER OR THING RELATING TO THE PROPERTY OR ANY PORTION THEREOF). WITHOUT IN ANY WAY LIMITING THE FOREGOING, SELLER HEREBY DISCLAIMS ANY WARRANTY (EXPRESS OR IMPLIED) OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE AS TO ANY PORTION OF THE PROPERTY. BUYER FURTHER ACKNOWLEDGES THAT BUYER HAS CONDUCTED AN INDEPENDENT INSPECTION AND INVESTIGATION OF THE PHYSICAL CONDITION OF ALL PORTIONS THE PROPERTY AND ALL SUCH


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

OTHER MATTERS RELATING TO OR AFFECTING THE PROPERTY AS BUYER DEEMED NECESSARY OR APPROPRIATE AND THAT IN PROCEEDING WITH ITS ACQUISITION OF THE PROPERTY, BUYER IS DOING SO BASED SOLELY UPON SUCH INDEPENDENT INSPECTIONS AND INVESTIGATIONS. ACCORDINGLY, EXCEPT ONLY FOR SUCH SURVIVING REPRESENTATIONS, BUYER WILL ACCEPT THE PROPERTY AT THE CLOSING "AS IS, "WHERE IS," AND "WITH ALL FAULTS."

            7.2 BUYER'S RELEASE OF SELLER. Effective as of the Closing Date, Buyer and anyone claiming by, through or under Buyer hereby waives its right to recover from and fully and irrevocably releases Seller, and its employees, officers, directors, representatives, agents, servants, attorneys, affiliates, parent, subsidiaries, successors and assigns, and all persons, firms, corporations and organizations in its behalf ("Released Parties") from any and all claims, responsibility and/or liability that it may now have or hereafter acquire against any of the Released Parties for any costs, loss, liability, damage, expenses, demand, action or cause of action arising from or related to the condition, valuation, salability or utility of the Property, or its suitability for any purpose whatsoever, and any information furnished by the Released Parties under or in connection with this Agreement. This release includes claims of which Buyer is presently unaware or which Buyer does not presently suspect to exist which, if known by Buyer, would materially affect Buyer's release to Seller. In this connection and to the extent permitted by law, Buyer hereby agrees, represents and warrants that Buyer realizes and acknowledges that factual matters now unknown to it may have given or may hereafter give rise to causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses which are presently unknown, unanticipated and unsuspected, and Buyer further agrees, represents and warrants that the waivers and releases herein have been negotiated and agreed upon in light of that realization and that Buyer nevertheless hereby intends to release, discharge and acquit Seller from any such unknown causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses. Buyer specifically waives the provision of California Civil Code Section 1542, which provides as follows:

            "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR EXPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXCUTING THE RELEASE, WHICH IF KNOWN TO HIM MUST HAVE MATERIALLY AFFECTED THE SETTLEMENT WITH THE DEBTOR"

      ----------------                    -----------------
      Buyer's Initials                    Seller's Initials

      8.    BANKRUPTCY COURT APPROVAL OF SALE PROCEDURES.

            8.1 SALES ORDERS. Within five (5) days following the Execution Date, the Seller will make a motion (the "SALE MOTION") for the following orders, which are hereinafter collectively referred to as the "SALE ORDERS":

      (A) an order in form reasonably acceptable to Buyer and Seller (the "APPROVAL ORDER") from the Bankruptcy Court which (i) approves the sale to Buyer of the Property other than the Section 365 Contracts (as defined below) on the terms and conditions set forth in this Agreement and authorizes the Seller to proceed with this transaction, (ii) includes a specific finding that Buyer is a


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good faith buyer of the Property, and (iii) states that the sale of the Property to Buyer shall be free and clear of all liens, claims, interests and encumbrances whatsoever.

      (B) an order in form reasonably acceptable to Buyer and Seller (the "CONTRACTS ASSUMPTION ORDER") which approves the Seller's assumption and assignment of the pre-petition Real Property Leases and Other Leases and Contracts (collectively, the "SECTION 365 CONTRACTS") pursuant to Section 365 of the United States Bankruptcy Code and orders the Seller to pay any Cure Amounts (other than the Excess Cure Amounts which shall be paid by Buyer) payable to the other parties to the Section 365 Contracts as a condition to such assumption and assignment; provided, however, in no event shall Buyer have the right to disapprove the Contracts Assumption Order or terminate this transaction by reason of the failure to assign all of the Section 365 Contracts so long as the Contracts Assumption Order authorizes Seller to assume and to assign to Buyer all Real Property Leases and all material Other Leases and Contracts. Following the filing of the Sale Motion, the Seller shall use its reasonable best efforts to obtain the Sale Orders. Both Buyer's and Seller's obligations to consummate the transactions contemplated in this Agreement which the Buyer and Seller may hereafter enter into shall be conditioned upon the Bankruptcy Court's entry of the Sale Orders. If (xx) the Bankruptcy Court refuses to issue the Sale Orders (except as otherwise provided in this clause (B)), (yy) a third party buyer for the Property or any material portion thereof is approved by the Court at the hearing on the Sale Motion, or (zz) the Sale Orders are for any other reason not entered on or before eleven (11) days prior to the Outside Date, then in any such event, this transaction shall automatically terminate and the Seller and the Buyer shall be relieved of any further liability or obligation hereunder and the Deposit shall be returned to Buyer within 48 hours. Upon timely entry of the Sale Orders (such entry date being referred to herein as the "SALE APPROVAL DATE"), the condition set forth in this Section 8.1 shall conclusively be deemed satisfied.

            8.2 BIDDING PROCEDURES ORDER. As part of the Sale Motion, the Seller shall also request and use reasonable good faith efforts to obtain from the Bankruptcy Court, an order in form reasonably acceptable to Buyer and Seller (the "BIDDING PROCEDURES ORDER") which approves the following bidding procedures and expense reimbursements (the "BIDDING PROCEDURES"): (i) Buyer will be entitled to receive from the Seller a payment in the amount of $150,000.00, in cash or other immediately available good funds, in the event the Buyer is not the successful bidder for the Property (said payment to be made within 48 hours of the closing of such a sale or sooner if reasonably practicable) provided that: (a) Buyer is ready, willing and able to close the transaction contemplated by this Agreement; and (b) Buyer is not in default of its obligations hereunder (including, without limitation, the obligations set forth in section 2.3 above); and (ii) no prospective buyer will be permitted to bid at the Sale Hearing unless such party has been deemed "financially qualified" by the Seller. Should overbidding take place, the Buyer shall have the right, but not the obligation, to participate in the overbidding and to be approved as the overbidder at the hearing on the Sale Motion based upon any such overbid.

      9.    MISCELLANEOUS.

            9.1 ATTORNEYS' FEES. In the event that either party hereto brings an action or other proceeding to enforce or interpret the terms and provisions of this Agreement, the prevailing party in that action or proceeding shall be entitled to have and recover from the non-prevailing party all such fees, costs and expenses (including, without limitation, all court costs and reasonable attorneys' fees) as the prevailing party may suffer or incur in the pursuit or defense of such action or proceeding.


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

            9.2 REASONABLE ACCESS TO RECORDS AND CERTAIN PERSONNEL. So long as the Case is pending, (i) the Buyer shall permit Seller's counsel and other professionals employed in the Case reasonable access to the financial and other books and records relating to the Property or the Business (whether in documentary or data form) for the purpose of the continuing administration of the Case (including, without limitation, the pursuit of any avoidance, preference or similar action), which access shall include (xx) the right of such professionals to copy, at the Seller's expense, such documents and records as they may request in furtherance of the purposes described above, and (yy) Buyer's copying and delivering to the Seller or its professionals such documents or records as they may request, but only to the extent the Seller or its professionals furnishes Buyer with reasonably detailed written descriptions of the materials to be so copied and the Seller reimburses the Buyer for the reasonable costs and expenses thereof), and (ii) Buyer shall provide the Seller and such professionals (at no cost to the Seller) with reasonable access to Buyer during regular business hours to assist the Seller in the continuing administration of the Case, provided that such access does not unreasonably interfere with the Buyer's business operations.

            9.3 ACCESS TO RECORDS AND PROPERTIES OF SELLER. Subject to any confidentiality agreements heretofore entered into between Buyer and Seller, from and after the date of this Agreement until the Closing Date, Seller shall afford to Buyer's officers, independent public accountants, counsel, lenders, consultants and other representatives, reasonable access for examination at all reasonable times to the Property and all records pertaining to the Property or the Business. Buyer, however, shall not be entitled to access to any materials containing privileged communications or information about employees, disclosure of which is prohibited by law. Buyer expressly acknowledges that nothing in this
Section 9.3 is intended to give rise to any contingency to Buyer's obligations to proceed with the transactions contemplated herein.

            9.4 NOTICES. Unless otherwise provided herein, any notice, tender, or delivery to be given hereunder by either party to the other may be effected All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given, made and received only when transmitted if: (i) transmitted by telecopy, upon printed confirmation of complete transmission by facsimile; (ii) delivered (personally, by courier service such as Federal Express, or by other messenger) or (iii) when deposited in the United States mails, registered or certified mail, postage prepaid, return receipt requested, addressed as set forth below. Mailed notices shall be addressed as set forth below, but each party may change his address by written notice in accordance with this paragraph.

            To Seller:        Sweet Factory Group, Inc.
                              1137 West Jackson Boulevard
                              Chicago, Illinois 60607
                              Attn: Ted A. Shepherd

            With a copy to:   Pachulski Stang Ziehl Young & Jones P.C.
                              10100 Santa Monica Boulevard, Suite 1100
                              Los Angeles, California 90067
                              Attn:  Jeremy V. Richards, Esq.

            To Buyer:         RDR Group
                              3370 Grand Avenue, 2nd Floor

                              Chino Hills, California 91709
                              Attn: David Kim, CEO

            With a copy to:   Jeffers, Shaff & Falk, LLP
                              18881 Von Karman Avenue, Suite 1400
                              Irvine, California 92612
                              Attn: Barry D. Falk, Esq.

            9.5 ENTIRE AGREEMENT. This instrument and the documents to be executed pursuant hereto contain the entire agreement between the parties relating to the sale of the Property. Any oral representations or modifications concerning this Agreement or any such other document shall be of no force and effect excepting a subsequent modification in writing, signed by the party to be charged.

            9.6 MODIFICATION. This Agreement may be modified, amended or supplemented only by a written instrument duly executed by all the parties hereto.

            9.7 CLOSING DATE. All actions to be taken on the Closing pursuant to this Agreement shall be deemed to have occurred simultaneously, and no act, document or transaction shall be deemed to have been taken, delivered or effected until all such actions, documents and transactions have been taken, delivered or effected.

            9.8 SEVERABILITY. Should any term, provision or paragraph of this Agreement be determined to be illegal or void or of no force and effect, the balance of the Agreement shall survive except that, if Buyer cannot acquire and Seller cannot sell substantially all of the Property, either party may terminate this Agreement, and it shall be of no further force and effect, unless both parties agree in writing to the contrary.

            9.9 CAPTIONS. All captions and headings contained in this Agreement are for convenience of reference only and shall not be construed to limit or extend the terms or conditions of this Agreement.

            9.10 FURTHER ASSURANCES. Each party hereto will execute, acknowledge and deliver any further assurance, documents and instruments reasonably requested by any other party hereto for the purpose of giving effect to the transactions contemplated herein or the intentions of the parties with respect thereto.

            9.11 WAIVER. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

            9.12 BROKERAGE OBLIGATIONS. Seller and the Buyer each represent and warrant to the other that, such party has incurred no liability to any real estate broker or agent with respect to the payment of any commission regarding the consummation of the transaction contemplated hereby. It is agreed that if any claims for commissions, fees or other compensation, including, without limitation, brokerage fees, finder's fees, or commissions are ever asserted against Buyer or the Seller in connection with this transaction, all such claims shall be handled and paid by the party whose actions form the basis of such claim and such party shall indemnify, defend (with counsel reasonably satisfactory to the party entitled to indemnification), protect and save and hold the other harmless from and against any and all such claims or demands asserted by any person, firm or corporation in connection with the transaction contemplated hereby.

            9.13 PAYMENT OF FEES AND EXPENSES. Except as provided in Section 9.2 above, each party to this Agreement shall be responsible for, and shall pay, all of its own fees and expenses, including those of its counsel, incurred in the negotiation, preparation and consummation of the Agreement and the transaction described herein.

            9.14 SURVIVAL. The respective representations, warranties, covenants and agreements of Seller and Buyer herein, or in any certificates or other documents delivered prior to or at the Closing, shall not be deemed waived or otherwise affected by the Closing.

            9.15 ASSIGNMENTS. This Agreement shall not be assigned by either party hereto without the prior written consent of the other party hereto.

            9.16 BINDING EFFECT. Subject to the provisions of Section 9.15 above, this Agreement shall bind and inure to the benefit of the respective heirs, personal representatives, successors, and assigns of the parties hereto.

            9.17 APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without giving effect to any choice of law or conflict of law provision which would cause the application of the laws of any jurisdiction other than those of the State of Illinois.

            9.18 GOOD FAITH. All parties hereto agree to do all acts and execute all documents required to carry out the terms of this Agreement and to act in good faith with respect to the terms and conditions contained herein before and after Closing.

            9.19 CONSTRUCTION. In the interpretation and construction of this Agreement, the parties acknowledge that the terms hereof reflect extensive negotiations between the parties and that this Agreement shall not be deemed, for the purpose of construction and interpretation, drafted by either party hereto.

            9.20 COUNTERPARTS. This Agreement may be signed in counterparts. The parties further agree that this Agreement may be executed by the exchange of facsimile signature pages provided that by doing so the parties agree to undertake to provide original signatures as soon thereafter as reasonable in the circumstances.

            9.21 TIME IS OF THE ESSENCE. Time is of the essence in this Agreement, and all of the terms, covenants and conditions hereof.

            9.22 BANKRUPTCY COURT JURISDICTION. BUYER AND SELLER AGREE THAT THE BANKRUPTCY COURT SHALL HAVE EXCLUSIVE JURISDICTION OVER ALL DISPUTES AND OTHER MATTERS RELATING TO (i) THE INTERPRETATION AND ENFORCEMENT OF THIS AGREEMENT OR ANY ANCILLARY DOCUMENT EXECUTED PURSUANT HERETO; AND/OR (ii) THE PROPERTY AND/OR ASSUMED

LIABILITIES, AND BUYER EXPRESSLY CONSENTS TO AND AGREES NOT TO CONTEST SUCH EXCLUSIVE JURISDICTION.

            9.23 JURY TRIAL: TO THE EXTENT THAT THE PARTIES HERETO MAY HAVE THE RIGHT TO TRIAL BY JURY, EACH OF SELLER AND BUYER HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY HERETO IN NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

      IN WITNESS WHEREOF Buyer and Seller have executed this Asset Purchase Agreement as of the day and year first above written.


                              "BUYER"

                              RDR GROUP,
                              a California corporation


                              By: /s/ David W. Kim
                                 -----------------
                              Name: David W. Kim
                              Its: President



                              "SELLER":

                              SWEET FACTORY GROUP, INC
                              a Delaware corporation
                              and Debtor and Debtor-In-Possession

                              By: /s/ Ted A. Shepherd
                                 --------------------
                              Name: Ted A. Shepherd
                              Title: President and Chief Operating Officer



                              SWEET FACTORY, INC
                              a Delaware corporation
                              and Debtor and Debtor-In-Possession

                              By: /s/ Ted A. Shepherd
                                 --------------------
                              Name: Ted A. Shepherd
                              Title: President and Chief Operating Officer


                  [SIGNATURES CONTINUED ON THE FOLLOWING PAGE]

                              SF CANDY COMPANY
                              a Delaware corporation
                              and Debtor and Debtor-In-Possession


                              By: /s/ Ted A. Shepherd
                                 --------------------
                              Name: Ted A. Shepherd
                              Title: President and Chief Operating Officer




                              SF PROPERTIES, INC.
                              a Delaware corporation
                              and Debtor and Debtor-In-Possession


                              By: /s/ Ted A. Shepherd
                                 --------------------
                              Name: Ted A. Shepherd
                              Title: President and Chief Operating Officer



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